AJ. ROBBINS, PC
216 16th STREET, SUITE 600
DENVER, COLORADO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus, constituting part of the Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 filed on October 20, 2010 of Asia Entertainment & Resources Ltd. (Formerly CS China Acquisition Corp.), of our report dated May 11, 2010 with respect to the financial statements of Asia Gaming & Resort Limited, as of December 31, 2009, 2008, and 2007 and for the for the periods then ended, and for the period from inception (May 7, 2007) to December 31, 2009, and our report dated May 11, 2010 with respect to the combined financial statements of the Operations of Sang Heng Gaming Promotion Company Limited, Spring Gaming Promotion Company Limited, Iao Pou Gaming Promotion Limited, Doowell Limited and their predecessors (the “Promoter Companies”) as of December 31, 2009, 2008 and 2007 and for the periods then ended, which appears in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

AJ. ROBBINS, PC
CERTIFIED PUBLIC ACCOUNTANTS
Denver, Colorado
October 18, 2010